Exhibit 8.1

Entity name	Country of incorporation
IHS Holding Limited (ultimate parent)	Cayman Islands
IHS Mauritius Cameroon Limited	Mauritius
IHS Mauritius Côte d’Ivoire Limited	Mauritius
IHS Mauritius Netherlands Limited	Mauritius
IHS Mauritius Zambia Limited	Mauritius
IHS Mauritius Rwanda Limited	Mauritius
IHS Africa (UK) Limited	United Kingdom
IHS Netherlands (Interco) Coöperatief U.A.	Netherlands
IHS Netherlands Holdco B.V.	Netherlands
IHS Netherlands NG1 B.V.	Netherlands
IHS Netherlands NG2 B.V.	Netherlands
IHS Nigeria Limited	Nigeria
INT Towers Limited	Nigeria
INT Towers NG Finco 1 PLC	Nigeria
IHS Towers NG Limited	Nigeria
IHS Côte d’Ivoire S.A.	Côte d’Ivoire
IHS Cameroon S.A.	Cameroon
IHS Zambia Limited	Zambia
IHS Rwanda Limited	Rwanda
Rwanda Towers Limited	Rwanda
IHS Brasil - Cessão de Infraestruturas S.A.	Brazil
IHS Towers Colombia S.A.S	Colombia
San Gimignano Imoveis e Adminsitracao Ltda.	Brazil
Nigeria Tower Interco B.V.	Netherlands
IHS GCC Limited	United Arab Emirates
IHS Netherlands Connect B.V.	Netherlands
IHS FinCo Management Limited	United Arab Emirates
IHS GCC MAR Holding Limited	United Arab Emirates
Global Independent Connect Limited	Nigeria
IHS SSC FZE	United Arab Emirates
IHS Netherlands RSA B.V.	Netherlands
IHS Netherlands BR B.V.	Netherlands
IHS South Africa Holding Proprietary Limited	South Africa
IHS Towers South Africa Proprietary Limited	South Africa
IHS Netherlands PHP B.V.	Netherlands
IHS Towers Inc.	United States of America
IHS Netherlands EGY B.V.	Netherlands
IHS Telecom Towers Egypt S.A.E.	Egypt

IHS Brasil Serviços de Infraestrutura Ltda.	Brazil
IHS Fiber Brasil - Cessão de Infraestruturas Ltda.	Brazil
I-Systems Soluções de Infraestrutura S.A.	Brazil
Centennial Towers Colombia S.A.S.	Colombia
Polar Breeze Colombia S.A.S	Colombia
Centennial Towers Brasil Cooperatief U.A.	Netherlands
Centennial Towers of Brasil B.V.	Netherlands
Centennial Towers of Colombia Ltd.	British Virgin Islands
IHS E-Services (NG) Limited	Nigeria